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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 14, 2000




                                MGI PHARMA, INC.
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             (Exact name of registrant as specified in its charter)


        Minnesota                       0-10736                 41-1364647
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(State or other jurisdiction     (Commission file number)     (I.R.S. Employer
    of incorporation)                                        Identification No.)



          6300 West Old Shakopee Road, Suite 110, Bloomington, MN 55438
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (952) 346-4700
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                                 Not Applicable
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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

     On March 14, 2000, MGI Pharma, Inc. (the "Company") executed Amendment No. 1 (the "Amendment"), dated as of March 14, 2000, to the Rights Agreement, dated as of July 14, 1998 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A. The Rights Agreement, as amended by the Amendment, sets forth the description and the terms of the rights held by holders of the Company's common stock, par value $.01 per share, to purchase one unit initially consisting of one one-hundredth of a share of preferred stock of the Company.

     The Amendment amends the Rights Agreement to increase the Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right from $50.00 to $200.00. Except for any conforming provisions, the other provisions of the Rights Agreement continue in full force as set forth therein and were not affected in any way by the Amendment.

     This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)       EXHIBITS

99.1 Rights Agreement, dated as of July 14, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed July 15, 1998).

99.2 Amendment No. 1, dated as of March 14, 2000, to the Rights Agreement, dated as of July 14, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A-1 filed March 20, 2000).


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


March 14, 2000                         MGI PHARMA, INC.



                                       By  /s/  Charles N. Blitzer
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                                           Charles N. Blitzer
                                           Chief Executive Officer


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